Exhibit 99.10

First Federal Bancshares of Arkansas, Inc. Employees’ Savings and Profit Sharing Plan & Trust Non-Transferable Subscription Rights Election Form

THIS FORM MUST BE COMPLETED AND RETURNED TO FIRST FEDERAL BANCSHARES OF ARKANSAS, INC. BY 5:00 P.M., EASTERN TIME, ON [•][•], 2011

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.’S PROSPECTUS DATED [•][•], 2011 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE.  COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM TOMMY W. RICHARDSON, CORPORATE SECRETARY OF FIRST FEDERAL BANCSHARES OF ARKANSAS, INC. BY CALLING (870) 741-7641.

Employee:	Employee Social Security Number:
(Please Print)
Date of Birth:	Employee Number:

Work Phone:	Date of Hire:

Home Phone:	Home Address:

Spouse Name:

Spouse Date of Birth:

SECTION I.  RIGHTS OFFERING ELECTION

As a participant in the First Federal Bancshares of Arkansas, Inc. Employees’ Savings and Profit Sharing Plan & Trust (the “401(k) Plan”), I acknowledge receipt of your letter and the enclosed materials relating to the grant of non-transferable rights to purchase shares of common stock, par value $0.01 per share (“Common Stock”), of First Federal Bancshares of Arkansas, Inc. (the “Company”).

I (we) hereby instruct as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1.  ☐  Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2.  ☐  Please EXERCISE RIGHTS for shares of Common Stock as set forth below:

Number of Shares Being Purchased (the sum of A and C below):

Total Exercise Price Payment Required (the sum of B and D below):

Basic Subscription Right

As described in the accompanying Prospectus, I have received one right (each a “Right”) for each share of Common Stock owned as of 5:00 p.m., Eastern Time, on the Record Date. Each Right allows me to subscribe for three (3) shares of Common Stock (the “Basic Subscription Right”) at the cash price of $3.00 per full share (the “Subscription Price”).

I exercise	Basic Subscription Rights	x	3	=	(A)
					(no. of new shares)

Therefore, I apply for	shares of Common Stock	x	$3.00	=	(B)
	Pursuant to my	(Subscription Price)			(price of new shares)
	Basic Subscription Rights

Oversubscription Privilege

As described in the accompanying Prospectus, in the event that I purchase all of the shares of Common Stock available to me pursuant to my Basic Subscription Right, I may also exercise an oversubscription privilege (the “Oversubscription Privilege”) to purchase a portion of any shares of the Company’s Common Stock that are not purchased by its shareholders through the exercise of their Basic Subscription Rights (the “Unsubscribed Shares”).

I have purchased all shares of Common Stock available to me pursuant to my Basic Subscription Right and wish to purchase additional shares of Common Stock pursuant to my Oversubscription Privilege.    ☐ Yes      ☐ No

Therefore, I apply for	Unsubscribed Shares	x	$3.00	=	(D)
	Pursuant to my Oversubscription	(Subscription Price)			(price of new shares)
	Privilege (C)

PAYMENT

If you elect to participate in the Rights Offering, Pentegra Retirement Services will instruct Reliance Trust Company, the 401(k) Plan Trustee, to liquidate funds equal to the Total Exercise Price Required, as indicated above, from your investments and in the amounts identified below (please see the accompanying Q&A Letter to Participants of the Company’s 401(k) Plan for further details):

Investment Fund	Dollar Amount to be Liquidated
International Stock Fund	$
Nasdaq 100 Stock Fund	$
Russell 2000 Stock Fund	$
S&P Midcap Stock Fund	$
S&P Growth Stock Fund	$
S&P Value Stock Fund	$
S&P 500 Stock Fund	$
US REIT Index Fund	$
Long Treasury Index Fund (Govt Bond)	$
Aggregate Bond Index Fund	$
Stable Value Fund	$
Short Term Investment Fund (Money Market)	$
Income Plus Asset Allocation Fund	$
Growth & Income Asset Allocation Fund	$
Growth Asset Allocation Fund	$
Target Retirement Fund 2015	$
Target Retirement Fund 2025	$
Target Retirement Fund 2035	$
Target Retirement Fund 2045	$

SECTION II.  AUTHORIZATION AND CERTIFICATION

By executing this 401(k) Plan Participant Election Form:

(i)            I authorize the 401(k) Plan Trustee to subscribe for the number of shares of Common Stock listed in Section I of this form in accordance with the Rights Offering and to liquidate funds in my accounts on my behalf in order for me to participate in the Rights Offering, and agree that this election shall remain in effect until the Rights Offering expiration date stated in the Prospectus.

(ii)           I certify that, after giving effect to my participation in the Rights Offering, and taking into account my holdings within and outside the 401(k) Plan and the holdings of my affiliates, I will not exceed the overall beneficial ownership limitation described in the Prospectus of the Company’s outstanding Common Stock (or 19,302,690 shares of Common Stock outstanding assuming that all of the shares available in the Rights Offering are purchased by Rights holders or by the backstop purchaser).

(iii)          I acknowledge and agree that:

(a) if the value of the investments I have instructed the 401(k) Plan Trustee to liquidate does not equal or exceed the Total Exercise Price Payment shown in Section I above,  none of the Rights held by my 401(k) Plan account will be exercised for shares of Common Stock and I will be deemed not to have exercised my Rights with regard to any shares held in my 401(k) Plan account;

(b)  notwithstanding the 401(k) Plan Participant Election Form received by the Company from me regarding the exercise of my Rights with respect to shares of Common Stock held through the 401(k) Plan, no Rights held by the 401(k) Plan will be exercised if the per share public trading price of the Company’s Common Stock is not greater than or equal to the subscription price on [•] [•], 2011;

(c)  book entry shares (in lieu of certificates) representing shares of Common Stock duly subscribed and paid for will be issued as soon as practicable after the termination of the Rights Offering in accordance with the terms of the Prospectus.  I understand that these shares of Common Stock will be credited to my 401(k) Plan account and will not be issued to me personally;

(d)  if I fail to properly complete and duly sign this 401(k) Plan Rights Offering Election Form or otherwise fail to follow the subscription procedures that apply to the exercise of my Rights before 5:00 p.m., Eastern Time, on [•][•], 2011, the Plan Trustee will reject my subscription;

(e)  neither the Company nor the 401(k) Plan Trustee accepts any responsibility to contact me (us) concerning an incomplete or incorrect 401(k) Plan Rights Offering Election Form, nor are they under any obligation to correct my 401(k) Plan Rights Offering Election Form; and

(f)  each of the Company and the 401(k) Plan Trustee has the sole discretion to determine whether my subscription exercise properly complies with the subscription procedures.

(iv)                            I agree to all of the terms and conditions of this 401(k) Plan Participant Election Form and also those of the Prospectus, which is incorporated into this 401(k) Plan Participant Election Form by reference.

Participant Signature	Date

Signature of Authorized Bank Employee	Date

FOR FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.’S
OFFICE USE ONLY

Date Received:	System Entry Date: